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                                                              EXHIBIT 10-A-23










                            SERVICE AGREEMENT

                                 between

               TRANSCONTINENTAL GAS PIPE LINE CORPORATION

                                   and

             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INC.

                            SERVICE AGREEMENT

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      THIS AGREEMENT entered into this 30 day of April 1995, by and between
TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as "Seller," first party, and PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INC.. hereinafter referred to as "Buyer," second party,

                               WITNESSETH

     WHEREAS, by order issued December 21, 1994, in Docket No. CP94-109, the Federal Energy Regulatory Commission has authorized Seller's 1995/1996 Southeast Expansion Project (referred to as "SE95/96"); and

     WHEREAS, SE95/96 will be constructed in two phases -- Phase I will add the dekatherm equivalent of 115,000 Mcf of gas per day of incremental firm transportation capacity by a proposed in-service date of November 1, 1995, and Phase II will add the dekatherm equivalent of 50,000 Mcf of gas per day of incremental firm transportation capacity by a proposed in-service date of November 1, 1996; and

     WHEREAS, Buyer has requested firm transportation service under SE95/96 and has executed with Seller a Precedent Agreement, dated October 26, 1993, for such service; and

     WHEREAS, Seller is willing to provide the requested firm transportation for Buyer under SE95/96 pursuant to the terms of this Service Agreement and the Precedent Agreement.

     NOW, THEREFORE, Seller and Buyer agree as follows:

                                ARTICLE I
                       GAS TRANSPORTATION SERVICE

     1. Subject to the terms and provisions of this agreement and of Seller's Rate Schedule FT, Buyer agrees to deliver or cause to be delivered to Seller gas for transportation and Seller agrees to receive, transport and redeliver natural gas to Buyer or for the account of Buyer, on a firm basis, up to the dekatherm equivalent of a Transportation Contract Quantity ("TCQ") of 20,057 Mcf per day from November 1, 1995 to October 31, 1996, and up to the dekatherm equivalent of 37,259 Mcf per day from November 1, 1996 through the remaining term of this agreement.(1)

     2. Transportation service rendered hereunder shall not be subject to curtailment or interruption except as provided in Section 11 of the General Terms and Conditions of Seller's Volume No. 1 FERC Gas Tariff.


(1) Buyer and Seller agree that the commencement of service hereunder up to the stated TCQ amounts shall be subject to the completion of construction and placement into service of Seller's facilities necessary to provide firm transportation service to Buyer pursuant to the authorization by the FERC in Docket No. CP94-109. Seller shall notify Buyer as soon as reasonably practicable as the additional authorized facilities are constructed and ready for placement into service.

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                          SERVICE AGREEMENT
                             (Continued)


                              ARTICLE II
                          POINT(S) OF RECEIPT

     Buyer shall deliver or cause to be delivered gas at the point(s) of receipt hereunder at a pressure sufficient to allow the gas to enter Seller's pipeline system at the varying pressures that may exist in such system from time to time; provided, however, the pressure of the gas delivered or caused to be delivered by Buyer shall not exceed the maximum operating pressure(s) of Seller's pipeline system at such point(s) of receipt. In the event the maximum operating pressure(s) of Seller's pipeline system, at the point(s) of receipt hereunder, is from time to time increased or decreased, then the maximum allowable pressure(s) of the gas delivered or caused to be delivered by Buyer to Seller at the point(s) of receipt shall be correspondingly increased or decreased upon written notification of Seller to Buyer. The point(s) of receipt for natural gas received for transportation pursuant to this agreement shall be:

     See Exhibit A, attached hereto, for points of receipt.

                               ARTICLE III
                          POINT(S) OF DELIVERY

     Seller shall redeliver to Buyer or for the account of Buyer the gas transported hereunder at the following point(s) of delivery and at a pressure(s) of:

     See Exhibit B, attached hereto, for points of delivery and pressures.

                               ARTICLE IV
                            TERM OF AGREEMENT

     1. This agreement shall be effective as of the later of November 1, 1995 or the date Seller's facilities necessary to provide service to Buyer under Phase 1 of SE95/96 have been constructed and are ready for service, and shall remain in force and effect for a primary term of twenty (20) years from and after such effective date and year to year thereafter until terminated after such primary term by Seller or Buyer upon at least two (2) years written prior notice to the other party; provided, however, this agreement shall terminate immediately and, subject to the receipt of necessary authorizations, if any, Seller may discontinue service hereunder if (a) Buyer, in Seller's reasonable judgment fails to demonstrate credit worthiness, and (b) Buyer fails to provide adequate security in accordance with Seller's Rate Schedule FT.

                           ARTICLE V
                    RATE SCHEDULE AND PRICE

     1. Buyer shall pay Seller for natural gas delivered to Buyer hereunder in accordance with Seller's Rate Schedule FT and the applicable provisions of the General Terms and Conditions of Seller's FERC Gas Tariff as filed with the Federal Energy Regulatory Commission, and as the same may be legally amended or superseded from time to time. Such Rate Schedule and General Terms and Conditions are by this reference made a part hereof.

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                        SERVICE AGREEMENT
                           (Continued)


     2. Seller and Buyer agree that the quantity of gas that Buyer delivers or causes to be delivered to Seller shall include the quantity of gas retained by Seller for applicable compressor fuel, line loss make-up (and injection fuel under Seller's Rate Schedule GSS, if applicable) in providing the transportation service hereunder, which quantity may be changed from time to time and which will be specified in the currently effective Sheet No. 44 of Volume No. 1 of this Tariff which relates to service under this agreement and which is incorporated herein.

     3. In addition to the applicable charges for firm transportation service pursuant to Section 3 of Seller's Rate Schedule FT, Buyer shall reimburse Seller for any and all filing fees incurred as a result of Buyer's request for service under Seller's Rate Schedule FT, to the extent such fees are imposed upon Seller by the Federal Energy Regulatory Commission or any successor governmental authority having jurisdiction.

                              ARTICLE VI
                            MISCELLANEOUS

     1. This Agreement supersedes and cancels as of the effective date hereof the following contract(s) between the parties hereto: None

     2. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

     3. The interpretation and performance of this agreement shall be in accordance with the laws of the State of Texas, without recourse to the law governing conflict of laws, and to all present and future valid laws with respect to the subject matter, including present and future orders, rules and regulations of duly constituted authorities.

     4. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

     5. Notices to either party shall be in writing and shall be considered as duly delivered when mailed to the other party at the following address:

     (a)  If to Seller:
          Transcontinental Gas Pipe Line Corporation
          P. O. Box 1396
          Houston, Texas 77251
          Attention:  Vice President
                      Transportation and Customer Services

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                     SERVICE AGREEMENT
                        (Continued)



     (b)  If to Buyer:
          Public Service Company of North Carolina, Inc.
          400 Cox Road
          Gastonia, North Carolina 28054

Such addresses may be changed from time to time by mailing appropriate notice thereof to the other party by certified or registered mail.


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                         SERVICE AGREEMENT
                            (Continued)


     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers or representatives thereunto duly authorized.



                                   TRANSCONTINENTAL GAS PIPE LINE
                                             CORPORATION
                                               (Seller)

                              By   /s/  James P. Avioli
                                   ---------------------------
                                   James P. Avioli



                                   PUBLIC SERVICE COMPANY OF NORTH
                                             CAROLINA, INC.
                                                (Buyer)

                              By   /s/  Franklin H. Yoho
                                   ---------------------------
                                   Franklin H. Yoho

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                       SERVICE AGREEMENT
                          (Continued)


                           Exhibit A



     Point(s) of Receipt             Maximum Daily Quantity at each
                                     Receipt Point ( Mcf/d)(2):

                                         Phase I        Phase II(3)


The interconnection between the
facilities of Seller and Seller's         20,057           37,259
Mobile Bay Lateral near Butler in
Choctaw County, Alabama.


















(2) These quantities do not include the additional quantities of gas to be retained by Seller for compressor fuel and line loss make-up. Therefore, Buyer shall also deliver or cause to be delivered at the receipt points such additional quantities of gas to be retained by Seller for compressor fuel and line loss make-up.

(3) The stated quantity represents the combined quantities for Phase I and Phase II.

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                            SERVICE AGREEMENT
                               (Continued)


                                Exhibit B

     Point(s) of Delivery(4)                 Maximum daily Quantity at each
                                             Delivery Point (Mcf/d):

                                                 Phase I     Phase II(5)

Stanley Meter Station, located at
milepost 1269.23 on Seller's main                 7,317          7,317
transmission line near Stanley,
North Carolina.

Davidson Meter Station, located
at milepost 1287.10 on Seller's                   5,684         10,381
main transmission line, Iredell
County, North Carolina.

Cardinal Meter Station, located at
milepost 1369.50 on Seller's main                 7,056         19,561
transmission line, Rockingham
County, North Carolina.
















(4)  Seller shall redeliver gas at Seller's available pipeline pressure.

(5) The stated volume represents the combined quantities for Phase I and Phase II.